UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 2, 2004

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085

(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

No response required

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

     On September 2, 2004, Worthington Industries, Inc. (the “Registrant”) issued a press release (the “September 2, 2004 Release”) announcing the execution of an Asset Purchase Agreement to acquire substantially all of the assets (other than real property) of the Propane & Specialty Gas Cylinder Group (the “Assets”) of Western Industries, Inc. (“Western”).

     The Western Propane & Specialty Gas Cylinder Group manufactures 14.1 oz. and 16.4 oz. disposable cylinders for hand torches, camping stoves, portable heaters and table top grills from locations in Chilton and Menomonee Falls, Wisconsin (the “Business”). The revenues of the Western Propane & Specialty Gas Cylinder Group for the last calendar year were approximately $50 million.

     Under the terms of the Asset Purchase Agreement, a subsidiary of the Registrant (“WCA”) will acquire the Propane & Specialty Gas Cylinder Group Assets for $64.5 million in cash, subject to an adjustment based on the “adjusted working capital” of the Business (as defined in the Asset Purchase Agreement) as of the closing of the transaction. The acquired Propane & Specialty Gas Cylinder Group Assets will be used in the Pressure Cylinders business segment of the Registrant. Contemporaneously with the closing of the acquisition, WCA will enter into leases with Western whereby WCA will lease the two facilities currently used by the Business.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits. A copy of the September 2, 2004 Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information in this Current Report on Form 8-K, including Exhibit 99.1 included herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, except if the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.
Date: September 2, 2004	By:	/s/Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel & Secretary